FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


      This Amendment is entered into as of the 28th day of June, 2002, by and between by and between GRUPO PILGRIM'S PRIDE FUNDING S. de R.L. de C.V., a Sociedad de Responsabilidad Limitada de Capital Variable duly organized and validly existing under the laws of the United Mexican States ("Mexico"), having its corporate domicile in Queretaro, Mexico ("Company" or "Borrower"), and COMERICA BANK ("Comerica"), a banking corporation duly organized and validly existing under the laws of the State of Michigan, of Detroit, Michigan and COMERICA BANK MEXICO, S.A., INSTITUCI{O'}N DE BANCA M{U'}LTIPLE a banking
institution   organized   and  existing  under  the  laws  of   Mexico  ("CBM;"
collectively with Comerica, the "Bank").

                                   RECITALS:

      A. On or about September 7, 2001, the parties entered into a certain Revolving Credit Agreement (the "Loan Agreement").

      B.    The parties desire to amend the Loan Agreement as set forth herein.

      NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. The first sentence contained in Section 6.7 of the Loan Agreement, effective as to the date of this Amendment and to continue through March 30, 2003, shall be modified to read as follows:

      "In the case of the Operating Company, maintain, in accordance with its consolidated balance sheet, a minimum Current Ratio of .55 to 1.0 for the interim quarterly and annual audited financial statements, during the term thereof."

      Effective as of April 1, 2003, the Current  Ratio  requirement  of .55 to
1.0 shall revert back to 1.25 to 1.0.

      2. The first sentence contained in Section 6.8 of the Loan Agreement, effective as to the date of this Amendment and to continue through March 30, 2003, shall be modified to read as follows:

      "In the case of the Operating Company, maintain, in accordance with its consolidated balance sheet, a maximum Indebtedness Ratio of 1.0 to 1.0 for interim quarterly financial statements and annual audited financial statements during the term thereof."

      Effective as of April 1, 2003, the Indebtedness Ratio requirement of 1.0 to 1.0 shall revert back to .50 to 1.0."

      3.    Subparagraph  (a)  of  the  definition  of "Net Worth" contained in
Section 1 of the Loan Agreement, effective as of the date of this Amendment and to continue through March 30, 2003, shall be modified to read as follows:

      "(a) With respect to Operating Company on a consolidated basis, its Total Assets (other than patents, patent rights, trademarks, trade names, copyrights, franchises, licenses, goodwill and similar general intangibles assets) less: (i) advances to and/or accounts receivables owing from Affiliates (other than Operating Company and its Subsidiaries); and (ii) Total Liabilities; and (iii) Intercompany payables to Avicola Pilgrim's Pride de Mexico, S.A. de C.V."

      Effective as of April 1, 2003, the subparagraph (iii) shall be deleted and the definition of "Net Worth" shall revert to as set forth in the Loan Agreement prior to this Amendment.

      4. The parties acknowledge that clause 6.19 shall be deleted in its entirety and replaced with the following:

      "6.19 Yearly Audit/Appraisal. Operating Company shall cooperate with Bank in a yearly audit of the Inventory and/or Accounts Receivable (the average annual cost of which shall not exceed $3,000) and appraisal of the Fixed Assets, the cost of which shall be borne by Borrower."

      5. This Amendment shall be conditioned on the payment to Bank of an Amendment fee in the amount of $7,000.00 concurrently herewithin.

      6. Except as expressly provided in this Amendment, the parties acknowledge that the Loan Agreement is in full force and effect and Borrower acknowledges that there are no defenses or setoffs to any of Borrower's obligations under the Loan Agreement as of the date hereof.

      7. Borrower certifies that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

      8. Borrower and Guarantors represent and warrant that each of its authority documents (as identified in Section 4.2 and 4.3 of the Loan Agreement) delivered to Bank in connection with the Loan Agreement, are in full force and effect and have not been modified, repealed or amended since the date thereof.

      9. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and this Amendment shall be enforced as if any such invalid or unenforceable provision were not contained herein.

      10. Except as specifically amended hereby, the Loan Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                            GRUPO PILGRIM'S PRIDE FUNDING, S.
                                         de RL, de C.V.


By:                                      By:

Its:________________________________     Its:  Attorney-In-Fact



                                         By:      /s/ Fernando Urresta

International Dept. - Latin Group        Its:  Attorney-In-Fact
500 Woodward Ave.                        Avenida 5 de Febrero No. 1408
Detroit, Michigan 48226-3330             Queretaro, Queretaro, Mexico
Facsimile:  __________________           Facsimile:  011 42 17 97 80
                                         Attn: Fernando Urresta

Comerica Bank  Mexico, S.A.


By:_______________________________

Its:_______________________________


_____________________________
_____________________________
_____________________________

                              ACKNOWLEDGEMENT

The undersigned, Guarantors and Credit Parties hereby: (i) acknowledge and consent to the execution, delivery and performance of this Amendment;
(ii) confirm the truth and validity of the representations and warranties set forth herein, to the extent such representations an warranties pertain to the undersigned, respectively, and (iii) ratify and agree to perform the covenants and agreements set forth in this Amendment, to the extent such covenants and agreements specifically pertain to the undersigned, respectively.

GRUPO PILGRIM'S PRIDE FUNDING            AVICOLA PILGRIM'S PRIDE DE
HOLDING, S. de RL  de C.V.               MEXICO, S.A. de C.V.


By:                                      By:

Its:  Attorney-In-Fact                   Its:  Attorney-In-Fact


By:                                      By:

Its:  Attorney-In-Fact                   Its:  Attorney-In-Fact

Address: Same as Borrower                Address: Same as Borrower


PILGRIM'S PRIDE, S.A. de C.V.            PILGRIM'S PRIDE CORPORATION


By:                                      By:   /s/ Richard A. Cogdill

Its:  Attorney-In-Fact                   Its:  Chief Financial Officer

                                         Address:
By:                                      110 South Texas Street
                                         Pittsburg, Texas 75686
Its:  Attorney-In-Fact                   Facsimile: 001 903 856 7505
                                         Attn: Rick Cogdill
Address: Same as Borrower